Exhibit 4.1 DESCRIPTION OF ORDINARY SHARES The following is a summary of the material terms of Arcadium Lithium plc’s (“Arcadium”) ordinary shares (each, an “Arcadium Share”) and preferred shares. This summary does not purport to be complete and is qualified in its entirety by reference to Jersey law and Arcadium’s Memorandum of Association and Articles of Association. References in this section to “we,” “us” and “our” refer to Arcadium and not to any of its subsidiaries. Share Capital The authorized share capital of Arcadium is $5,125,000,000, divided into 5,000,000,000 ordinary shares of $1.00 par value each and 125,000,000 preferred shares of $1.00 par value each, which may be issued in such class or classes or series as the Arcadium board of directors may determine in accordance with our Memorandum of Association and Articles of Association. The Arcadium board of directors may issue Arcadium Shares or preferred shares without further shareholder action, unless shareholder action is required by applicable law or by the rules of the New York Stock Exchange (“NYSE”), the Australian Stock Exchange (“ASX”) or other stock exchange or quotation system on which any class or series of Arcadium’s Shares may be listed or quoted. CHESS Depositary Instruments (each, a “CDI”) are units of beneficial ownership in shares constituted under Australian law which may be held and transferred through the CHESS system. For further information regarding the CDIs, see “—CHESS Depositary Interests” below. All references to Arcadium Shares herein will be deemed, where the context permits, also to be references to the CDIs. Ordinary Shares Voting Rights The holders of Arcadium Shares are entitled to one vote per share at any general meeting of shareholders. An ordinary resolution requires approval by the holders of a majority of the voting rights represented at a meeting, in person or by proxy, and voting thereon. A special resolution requires approval by the holders of two-thirds of the voting rights represented at a meeting, in person or by proxy, and voting thereon (or such greater majority as the Arcadium Articles of Association may prescribe). The holders of Arcadium Shares have the right to receive notice of, and to attend and vote at, all general meetings of Arcadium. Neither Jersey law nor the Arcadium Articles of Association restricts non-resident shareholders from holding or exercising voting rights in relation of Arcadium Shares. There are no provisions in the Companies (Jersey) Law 1991 (the “Jersey Companies Law”) relating to cumulative voting. No Preemptive Rights Arcadium shareholders do not have preemptive rights to acquire newly issued Arcadium Shares. Variation of Rights The rights attached to any class of Arcadium Shares, such as voting, dividends and the like, may, unless their terms of issue state otherwise, be varied by a special resolution passed at a separate meeting of the holders of shares of such class. Certificated and Uncertificated Shares

Arcadium Shares may be held in either certificated or uncertificated form. Every holder of certificated shares is entitled, without payment, to have a certificate for the shares that it owns executed under Arcadium’s seal or in such other manner as provided by the Jersey Companies Law. Transfer of Shares Generally, fully paid Arcadium Shares are issued in registered form and may be freely transferred pursuant to the Arcadium Articles of Association unless the transfer is restricted by applicable securities laws or prohibited by another instrument. Dividend Rights The Arcadium board of directors may declare and pay any dividends from time to time as the Arcadium board of directors may determine. The Arcadium board of directors may rescind a decision to pay a dividend, before the payment date, in its sole discretion. The payment of a dividend does not require shareholder confirmation or approval at a general meeting of the shareholders. Holders of Arcadium Shares are entitled, subject to the rules of the NYSE, ASX or other stock exchange or quotation system on which any class or series of Arcadium’s shares may be listed or quoted (including any rules relating to the transfers of securities), to receive equally, on a per share basis, any dividends that may be declared in respect of Arcadium Shares by the Arcadium board of directors. The Arcadium board of directors may direct that a dividend will be satisfied from any available source permitted by law, including wholly or partly by the distribution of assets, including paid up shares or securities of Arcadium or another company. Under the Jersey Companies Law, a distribution (including a dividend) may be debited by a company from any account of that company other than the nominal capital account or a capital redemption reserve. The directors of a Bailiwick of Jersey company which authorize a distribution must make a statutory solvency statement in the form set out in the Jersey Companies Law. The Arcadium Articles of Association permit the Arcadium board of directors to require that all dividend payments will be paid only through electronic transfer into an account (of a type approved by the Arcadium board of directors) selected by the shareholder rather than by a bank check. No dividend or other amounts payable on or in respect of a share will bear interest as against Arcadium (unless the terms of the share specify otherwise). If any dividend is unclaimed for 11 calendar months after issuance, the Arcadium board of directors may stop payment on the dividend or otherwise make use of the unclaimed amount for the benefit of Arcadium until claimed or otherwise disposed of according to applicable law. Rights Upon Liquidation Subject to our Articles of Association and the rights or restrictions attached to any shares or class of shares, if Arcadium is wound up and the property of Arcadium available for distribution among the shareholders is more than sufficient to pay (i) all the debts and liabilities of Arcadium and (ii) the costs, charges and expenses of the winding up, the excess must be divided among the shareholders in proportion to the number of shares held by them, irrespective of the amounts paid or credited as paid on the shares. If Arcadium is wound up, the directors or liquidator (as applicable) may, subject to our Articles of Association and any other sanction required by the Jersey Companies Law, (i) divide in specie among the shareholders the whole or any part of the assets of Arcadium and, for that purpose, value any assets and determine how the division will be carried out as between the shareholders or different classes of shareholders and (ii) vest the whole or any part of the assets in trustees for the benefit of the shareholders and those liable to contribute to the winding up. Alteration of Share Capital

Under the Jersey Companies Law, Arcadium may, by special resolution of its shareholders: increase its share capital; consolidate or sub-divide its share capital; convert shares into or from stock; re-denominate any of its shares into another currency or reduce its share capital, capital redemption reserve or share premium account in any way. Redeemable Shares The Arcadium Shares are not currently redeemable. Pursuant and subject to the Jersey Companies Law and the Arcadium Articles of Association, the Arcadium board of directors may issue redeemable shares or convert existing non-redeemable shares, whether issued or not, into redeemable shares, which shares will be, in each case, redeemable in accordance with their terms or at the option of Arcadium and/or at the option of the holder. However, an issued non-redeemable share may only be converted into a redeemable share with the agreement of the applicable holder (which agreement will be deemed to exist with respect to any non-redeemable shares tendered by such holder for conversion, repurchase, buy back or redemption and regardless of whether or not such holder is aware that Arcadium is the purchaser of such shares in such transaction) or pursuant to a special resolution. Purchase of Own Shares Subject to the provisions of the Jersey Companies Law and the Arcadium Articles of Association, Arcadium may purchase its own shares or CDIs (including any redeemable shares) and either cancel them or hold them as treasury shares. Under Jersey law, Arcadium’s purchase of its own shares or CDIs must be sanctioned by a special resolution of Arcadium’s shareholders. If the purchase is to be made on a stock exchange, the special resolution must specify the maximum number of shares or CDIs to be purchased, the maximum and minimum prices which may be paid, and the date on which the authority to purchase is to expire (which may not be more than five years after the date of the resolution). If the purchase is to be made otherwise than on a stock exchange, the purchase must be made pursuant to a written purchase contract approved in advance by a resolution of shareholders. The shares being purchased do not carry the right to vote on the resolution sanctioning the purchase or approving that contract. However, the Arcadium Articles of Association permit the Arcadium board of directors to convert any of its shares into redeemable shares with the consent of the holder of such shares, and thus allow the board of directors to authorize share redemptions in this manner without a special resolution of Arcadium’s shareholders. Preferred Shares The rights and obligations attaching to any preferred shares will be determined at the time of issue by the Arcadium board of directors in its absolute discretion and must be set forth in a statement of rights. Any preferred shares that are issued may have priority over the Arcadium Shares with respect to dividend or liquidation rights or both. The ability to issue blank check preferred shares means that the Arcadium board of directors will have the ability to adopt a shareholder rights plan, or a “poison pill,” in the future. Voting rights with respect to any class of preferred shares (if any) will be determined by the Arcadium board of directors and set out in the relevant statement of rights for such class. No preferred shares are currently outstanding. CHESS Depositary Interests CDIs are quoted and traded on the financial market operated by ASX. Arcadium Shares are traded on the NYSE, but are not able to be traded on the financial market operated by the ASX. This is because ASX’s electronic settlement system, known as CHESS, cannot be used directly for the transfer of securities of issuers, such as Arcadium, incorporated in countries whose laws do not recognize CHESS as a system to record uncertificated holdings or to electronically transfer legal title. CDIs have been created to facilitate electronic settlement and transfer in Australia for companies in this situation. CHESS depositary interests are a type of depositary receipt which provide the holder with ultimate beneficial ownership of the underlying Arcadium Shares. The legal title to these Arcadium Shares is held by Cede & Co (being the registered nominee of the U.S. central securities depository), with CHESS Depositary Nominees Pty Ltd (ABN

75 071 346 506), a wholly owned subsidiary of ASX, which we refer to as the Depositary Nominee, holding the beneficial title to those Arcadium Shares on behalf of holders of CDIs. Each CDI represents a beneficial interest in one Arcadium ordinary share and, unlike Arcadium Shares, each CDI can be held, transferred and settled electronically through CHESS. CDIs are traded electronically on the ASX. Holders of CDIs may convert their CDIs into Arcadium Shares in sufficient time before the relevant meeting, in which case they will be able to vote personally as shareholders of Arcadium. Limitation of Liability of Directors and Officers Under the Jersey Companies Law, a Bailiwick of Jersey company may not exempt from liability nor indemnify any person from any liability which would otherwise attach to that person by reason of the fact that the person is or was a director of the company, subject to certain specified exceptions: • any liability incurred in defending any proceedings (whether civil or criminal): o in which judgment is given in the person’s favor or the person is acquitted; o which are discontinued otherwise than for some benefit conferred by the person or on the person’s behalf or some detriment suffered by the person; or o which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), the person was substantially successful on the merits in the person’s resistance to the proceedings; • any liability incurred otherwise than to the company if the person acted in good faith with a view to the best interests of the company; • any liability incurred in connection with an application made under Article 212 of the Jersey Companies Law in which relief is granted to the person by the court; or • any liability against which the company normally maintains insurance for persons other than directors. To the maximum extent permitted by applicable law, every present or former director or officer of Arcadium is indemnified by Arcadium against any loss or liability incurred by him or her by reason of being or having been such a director or officer. The Arcadium board of directors may authorize the purchase or maintenance by Arcadium for any current or former director or officer of such insurance as is permitted by applicable law in respect of any liability which would otherwise attach to such current or former director or officer. Subject to the exceptions set out above, the Jersey Companies Law does not contain any other provision permitting Jersey companies to limit the liabilities of directors for breach of fiduciary duty. Under Article 212 of the Jersey Companies Law, Bailiwick of Jersey courts have power to relieve a director of liability in proceedings for negligence, default, breach of duty or breach of trust if it appears that the director acted honestly and, given the circumstances, ought fairly to be excused. Exclusive Forum The rights of Arcadium shareholders are governed by, among other things, the Arcadium Memorandum of Association, Arcadium Articles of Association and the laws of the Bailiwick of Jersey, including the Jersey Companies Law. The Arcadium Articles of Association provides that, while each member submits to the non-exclusive jurisdiction of the Royal Court of Jersey and the courts which may hear appeals from that court, the Royal Court of

Jersey will (unless the Jersey Companies Law or any other Jersey law provides otherwise or unless the board of directors of Arcadium determines otherwise) be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of Arcadium; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of Arcadium to Arcadium or its members, creditors or other constituents; (iii) any action asserting a claim against Arcadium or any director or officer of Arcadium arising pursuant to any provision of the Jersey Companies Law or the Arcadium Articles of Association (as either may be amended from time to time); or (iv) any action asserting a claim against Arcadium or a Arcadium director or officer governed by the internal affairs doctrine (unless the Jersey Companies Law or any other Jersey law provides otherwise or the board of directors of Arcadium determines otherwise). The exclusive forum provision would not prevent derivative shareholder actions based on claims arising under U.S. federal securities laws from being raised in a U.S. court and would not prevent a U.S. court from asserting jurisdiction over such claims. However, there is uncertainty whether a U.S. or Bailiwick of Jersey court would enforce the exclusive forum provision for actions for breach of fiduciary duty and other claims. Certain Anti-Takeover Provisions Under the Arcadium Articles of Association, Arcadium is prohibited from engaging in any business combination with any “interested shareholder” for a period of three years following the time that such shareholder became an interested shareholder (subject to certain specified exceptions), unless (in addition to other exceptions) prior to such business combination the Arcadium board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an “interested shareholder.” An “interested shareholder” is (subject to certain specified exceptions) any person (together with its affiliates and associates) that (i) owns more than 15% of Arcadium’s voting stock or (ii) is an affiliate or associate of Arcadium and owned more than 15% of Arcadium’s voting stock within three years of the date on which it is sought to be determined whether such person is an “interested shareholder.” Listing Arcadium Shares are listed on the NYSE under the symbol “ALTM.”